BYLAWS

OF

ROLLING OAKS IMAGING CORPORATION,
A CALIFORNIA CORPORATION

ARTICLE I

OFFICES

Section 1. Principal Office. The principal office for the transaction of business of the Corporation is hereby fixed and located at 415 E. Rolling Oaks Drive, Suite 160, Thousand Oaks California 91361. The Board of Directors has full power and authority to change said principal executive office from one location to any other within the state.

Section 2. Other Offices. The Board of Directors may at any time establish branch or subordinate offices at any place or places within the state.

ARTICLE II

SHAREHOLDERS’ MEETINGS

Section 1. Place of Meetings. All meetings of the Shareholders shall be held at the principal office of the Corporation unless some other appropriate and convenient location is designated for that purpose from time to time by the Board of Directors.

Section 2. Annual Meetings. Annual meetings of shareholders will be held on the second Tuesday of the month of February in each year at Noon, or at such other time and place as designated by the Board of Directors and specified in the notice of the meeting; provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders will be held at the same time and place on the next day thereafter that is not a legal holiday. At such meeting directors shall be elected, and reports of the affairs of the Corporation and any other business may be transacted which is within the powers of the shareholders may be considered. Elections for directors need not be by ballot unless specifically requested by a shareholder.

Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board of Directors, if any, the President or any Vice President, or by the Board of Directors, or by one or more shareholders holding not less than ten percent (10%) of the voting power of the Corporation. Except in special cases where other express provision is made by the statute, notice of such special meeting shall be given in the same manner as for an annual meeting of shareholders. Said notice shall specify the general nature of the business to be transacted at the meeting. No business shall be transacted at a special meeting except as stated in the notice sent to the shareholders, unless by unanimous consent of all shareholders entitled to vote. Upon written request to the Chairman of the Board, the President, the Secretary or any Vice President of the Corporation by any person (but not the Board of Directors) entitled to call a special meeting of the shareholders, the person receiving such request shall cause a notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.

Section 4. Notice of Meetings – Reports. Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting, to Shareholders. Such notice shall be given by the Secretary or the Assistant Secretary. or if there be no such Officer, or in the case of his or her neglect or refusal, by any Director or Shareholder. Such notices or any reports shall be given personally or by mail or other means of written communication as provided in Sections 118 and 601 of the California General Corporation Law and shall be sent to the Shareholders address appearing on the books of the Corporation, or supplied by him or her to the Corporation for the purpose of notice, and in the absence thereof, as provided in Section 601 of the California General Corporation Law.

Notice of any meeting of Shareholders shall specify the place, the day and hour of meeting, and (i) in case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted; or (ii) in the case of an annual meeting, those matters which the Board at the time of giving notice intends to present for action, where applicable, by the Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election.

If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the Corporation, in California, is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication as provided in Sections 118 and 601 of the California General Corporation Law. The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California General Corporation Law, (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of that Law, (iii) a reorganization of the Corporation, pursuant to Section 1201 of that Law, (iv) a voluntary dissolution of the Corporation, pursuant to Section 1900 of that Law, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Law, the notice shall also state the general nature of that proposal.

Section 5. Waiver of Notice or Consent by Absent Shareholders. The transactions of any meeting of Shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall he filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of Shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless provided in the Articles of Incorporation or these Bylaws, except as provided in Section 601(f) of the California General Corporation Law.

Section 6. Shareholders Acting Without a Meeting; Directors. Except as provided below or by the Articles of Incorporation, any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shared entitled to vote on such action were presented and voted. Unless the consent of all shareholders entitled to vote have been solicited in writing, the Corporation shall give, to those shareholders entitled to vote who have not consented in writing, a written notice of(a) any shareholder approval obtained without a meeting pursuant to those provisions of the California Corporations Code set forth in Subsection 603(b)(l) of such Code at least ten (10) days before the consummation of the action authorized by such approval, and (b) the taking of any other action approved by shareholders without a meeting, which notice shall be given promptly after such action is taken.

Section 7. Other Actions Without a Meeting. Unless otherwise provided in the California General Corporation Law or the Articles of Incorporation, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

If the consents of all Shareholders entitled to vote have not been solicited in writing,

(i) Notice of any Shareholder approval pursuant to Sections 310, 317, 1201 or 2007 of the California General Corporation Law without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and

(ii) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

Any Shareholder giving written consent, or such Shareholder’s proxy holders, or a transferee of the shares or a personal representative of such Shareholder or such Shareholder’s respective proxy holders, may revoke the consent by a writing received by the Corporation prior to the time that written consent of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

Section 8. Determining Shareholders of Record. For purposes of determining the Shareholders entitled to notice of any meeting; or to vote; or to receive payment of any dividend or distribution; or for the allotment of any rights; or when any change or conversion or exchange of shares shall go into effect; or to give consent to corporate action without a meeting; or to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) days nor less than ten (10) days before the date of any such meeting or other action. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period.

If the Board of Directors does not so fix a record date:

(a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that prior action, or the sixtieth (60th) day before the date the action is to take effect, whichever is later.

Section 9. Voting. Except as provided below, by the Articles of Incorporation or by law, a shareholder is entitled to one vote for each share held of record on the record date fixed for the determination of the shareholders entitled to vote at a meeting or, if no such date is fixed, the date determined in accordance with law. Upon the demand of any shareholder made at a meeting before the voting begins, the election of directors shall be by ballot. At every election of directors, shareholders may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shares are entitled or distribute votes according to the same principle among as many candidates as desired; however, no shareholder shall be entitled to cumulate votes for any one or more candidates unless such candidate or candidates’ names have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of such shareholder’s intention to cumulate votes.

Section 10. Quorum. The holders of a majority of shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may he transacted which might have been transacted at a meeting as originally notified.

If a quorum is initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if ally action taken is approved by a majority of the Shareholders required to constitute a quorum initially.

Section 11. Adjourned Meeting and Notice Thereof. Any Shareholders’ meeting, annual or special, whether or not a quorum is present, may he adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 8 of this Article II.

When any meeting of Shareholders, either annual or special. is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date, Notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Section 12. Entry of Notice. Whenever any Shareholder entitled to vote has been absent from any meeting of Shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be presumptive evidence that due notice of such meeting was given to such Shareholder, as required by law and these Bylaws.

Section 13. Proxies. A shareholder may be represented at any meeting of shareholders by a written proxy signed by the person entitled to vote or by such person’s duly authorized attorney-in-fact. A proxy must bear a date within eleven (11) months prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by the attendance at the meeting and voting in person by, the person executing the proxy.

Section 14. Organization. The President, or in the absence of the President, any Vice-President, shall call the meeting of the Shareholders to order, and shall act as Chair of the meeting. In the absence of the President and all of the Vice-Presidents, the Shareholders shall appoint a Chair of such meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary, at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

Section 15. Election Inspectors; Inspection of Records. One or three election inspectors may he appointed by the Board of Directors in advance of a meeting of shareholders or at the meeting by the Chairman of the meeting. If not previously chosen. one or three inspectors shall be appointed by the Chairman of the meeting if a shareholder or proxy holder so requests. When inspectors are appointed at the request of a shareholder or proxy holder, the majority of shares represented I person or by proxy shall determine whether one or three inspectors shall be chosen. The election of inspectors shall determine all questions concerning the existence of a quorum and the right to vote, shall tabulate and determine the results of voting and shall do all other acts necessary or helpful to the expeditious and impartial conduct of the vote. If there are three inspectors, the decision, act or certificate of a majority of the inspectors is effective as if made by all.

Shareholders shall have all rights of inspection of the Corporation’s books and records as provided by law.

ARTICLE III

DIRECTORS-MANAGEMENT

Section 1. Powers of Board of Directors. Subject to the provisions of the California General Corporation Law and to any limitations in the Articles of Incorporation of the Corporation relating to action required to be approved by the Shareholders, as that term is defined in the California General Corporation Law, or by the outstanding shares, as that term is defined in the California General Corporation Law, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, the Board of Directors has the following powers:

(a) To select and remove all of the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not he inconsistent with law, and the Articles of incorporation or the Bylaws, fix their compensation and require from them security for faithful service.

(b) To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefore not inconsistent with law, or with the Articles of Incorporation or the Bylaws, as the may deem best.

(c) To authorize the issuance of shares of capital stock of the Corporation from time to time, upon such terms as may be lawful.

(d) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities.

Section 2. Standard of Care. Each Director shall perform the duties of a Director, including the duties as a member of any committee of the Board upon which the Director may service, in good faith, in a manner such Director believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

Section 3. Number of Directors. The authorized number of Directors of the corporation shall be five (5) until changed by an amendment to the Articles of Incorporation or by a Bylaw duly adopted by the shareholders amending this Article III, Section 3; provided however, that if the authorized number of directors is duly increased to six (6) or more, an amendment reducing the authorized number less than six (6) cannot be adopted if the shares voted against its adoption at a meeting or shares not consenting in the case of action by written consent, are equal to more than sixteen and two/thirds percent (16 2/3%) of the outstanding shares entitled to vote.

Section 4. Election, Term of Office of Directors and Vacancies. At each annual meeting of the shareholders, directors shall be elected to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which the director was elected and until a successor has been elected. The Board of Directors may declare vacant the office of a director who has been declared to be of unsound mind by court order or convicted of a felony. Vacancies on the Board of Directors not caused by removal may be filled by a majority of the directors then in office, regardless of whether they constitute a quorum, or by the sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled, or which the Board of Directors cannot fill.

Section 5. Removal. Except as described below, any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote. Unless the entire Board of Directors is so removed, no director may be removed if (a) the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast or, if such action is taken by written consent, all shares entitled to vote were voted, and (b) the entire number of directors authorized at the time of the director’s most recent election were then being elected.

Section 6. Resignation of Directors. Any Director may resign effective upon giving written notice to the Chair of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

Section 7. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity, except as expressly prohibited herein, and receiving compensation therefore.

Section 8. Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by resolution of the Board of Directors, a committee may exercise all of the authority of the Board to the extent permitted by Section 311 of the California Corporations Code.

Section 9. Inspection of Records and Properties. Each director may inspect all books, records, documents, and physical properties of the Corporation and its subsidiaries at any reasonable time. inspections may be made either by the director or the director’s agent or attorney. The right of inspection includes the right to copy and make extracts.

Section 10. Time and Place of Meetings. Immediately following each annual meeting of shareholders, the newly-elected Board of Directors shall hold a regular meeting for the purposes of organizing the Board, election of officers and the transaction of other business. The Board may establish by resolution the times, if any, other regular meetings of the Board shall be held. All meetings of directors shall be held at the principal executive office of the Corporation or at such other place, within or without California, as shall be designated in the notice for the meeting or in a resolution of the Board of Directors. Directors may participate in a meeting through the use of a conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear each other.

Meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the President, the Secretary, any Vice President or any two (2) directors.

Section 11. Annual Meetings; Regular Meetings. Immediately following each annual meeting of Shareholders, or at such other time as the Board may determine within 90 days of such annual meeting of Shareholder, the Board of Directors shall hold an annual meeting for the purpose of organization, or any designed election of officers, and the transaction of other business. Notice of this meeting shall not be required.

Other regular meetings of the Board of Directors may be held at such time as may from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

Section 12. Special Meetings – Notices – Waivers. Special meetings of the Board may be called from time to time be fixed by the President, or, if the President is absent or unable or refuses to act, by any Vice-President or the Secretary or by any two (2) Directors.

At least forty-eight (48) hours notice of the time and place of any special meeting shall be delivered personally to the Directors or personally communicated to them by a corporate Officer by telephone or telegraph or other electronic means. If the notice is sent to a Director by letter, it shall be addressed to him or her at his or her address as it is shown upon the records of the Corporation, or, if it is not so shown on such records or it is not readily ascertainable, at the place is which meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal office of the Corporation is located at least four (4) days prior to the time of the holding of the meeting. A notice, or waiver of notice. need not specify the purpose of any regular or special meeting of the Board.

At any meeting of the Board of Directors, however called or noticed, the transactions thereof are as valid as if had at a meeting regularly called and noticed, if each Director receives proper notice, waives notice, consents to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director(s). All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 13. Participation in Meetings by Conference Telephone. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting through the use of electronic video screen communication or other communications equipment, other than a conference telephone, pursuant to this subdivision constitutes presence in person at that meeting if all of the following apply: (a) each member participating in the meeting can communicate with all of the other members concurrently; (b) each member is provided the means of participating in all matters before the board, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation; (c) the Corporation adopts and implements some means of verifying both of the following: (i) a person participating in the meeting is a director or other person entitled to participate in the board meeting; and (ii) all actions of, or votes by, the board are taken or cast only by the directors and not by persons who are not directors.

Section 14. Action by Unanimous Written Consent. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

Section 15. Quorum and Required Vote. A majority of the number of Directors as fixed by the Articles of Incorporation or Bylaws shall be necessary to constitute a quorum for the transaction of business, provided that unless the authorized number of directors is one (1), the number constituting a quorum shall not be less than the greater of one-third (1/3) of the authorized number of directors or two (2) directors. Except as otherwise provided by the California Corporations Code Subsection 307(a)(8), the Articles of Incorporation or these Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.

Section 16. Loans. Except as provided by the Corporations Code Section 315, the vote or written consent of the holders of a majority of the shares of all classes, regardless of limitations on voting rights, other than shares held by the benefited director, officer, or shareholder shall be obtained before this corporation makes any loan of money or property to or guarantee the obligation of:

i)           Any director or officer of the Corporation, any director or officer of any of its parents, or any director or officer of any of its subsidiary corporations, directly or indirectly.

ii)          Any person upon the security of the shares of the Corporation or the shares of its parent, unless the loan or guaranty is otherwise adequately secured.

Section 17. Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

ARTICLE IV

OFFICERS

Section 1. Officers. The Officers of the Corporation shall be a President, a Secretary, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chair of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Chief Financial Officers, and other such Officers. Any number of offices may be held by the same person and, unless otherwise determined by the Board, the Chairman of the Board and the President shall be the same person. All Officers shall perform their duties and exercise their powers subject to the direction of the Board of Directors.

Section 2. Election, Term of Office and Vacancies. At its regular meeting after each annual meeting of the shareholders, the Board of Directors shall choose the officers of the Corporation. No officer need be a member of the Board of Directors except the Chairman of the Board. The Officers shall hold office until their successors are chosen, except that the Board of Directors may remove any office at any time. If an office becomes vacant for any reason, the Board of Directors will fill the vacancy.

Section 3. Removal, Disqualification and Resignation of Officers. Any Officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting or, except in the case of an officer chosen by the Board of Directors, by any Officer with the power of removal conferred on him or her by the Board of Directors.

Any Officers may resign at any time by giving written notice to the Board of Directors, President or Secretary of the Corporation. Any resignation shall taken effect at the date of its receipt or at any later specified time and, unless otherwise specified, acceptance of such resignation shall not be necessary to make it effective.

Section 4. Chair of the Board. The Chair of the Board, if such an Officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned by the Board of Directors or prescribed by the Bylaws.

Section 5. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chair of the Board, if there be such an officers, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws. Within the authority and in the course of his duties he shall:

(a) Preside at all meetings of the Shareholders and in the absence of the Chair of the Board, or if there be none, at all meetings of the Board of Directors, and shall be an ex-officio member of all standing committees, including the executive committee, if any;

(b) Sign all certificates of stock of the Corporation, in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors;

(c) When authorized by the Board of Directors, execute, in the name of the Corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts and other papers and instruments of writing, and unless the Board of Directors shall order otherwise by resolution, make such contracts as the ordinary conduct of the Corporation’s business may require;

(d) Appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors, and control, subject to the direction of the Board of Directors, all of the officers, agents and employees of the Corporation;

(e) Unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him, and act and vote on behalf of the Corporation, at all meetings of the Shareholders of any corporation in which this Corporation holds stock.

Section 6. Vice-President. In the absence or disability of the President, the Vice-Presidents, if any, in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice-President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively b the Board of Directors or by the Bylaws.

Section 7. Secretary. The Secretary shall:

(a) Sign with the President or a Vice-President, certificates for shares in the corporation.

(b) Certify and keep at the principal executive office of the Corporation, the original or a copy of these Bylaws amended or otherwise altered to date.

(c) Keep at the principal office of the Corporation or such place as the Board of Directors may order, a book of minutes of all meetings of its directors and Shareholders, its executive committee and other committees, with the time and place of holding, either regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares or members present or represented at Shareholders’ meetings and the proceedings thereof.

(d) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by the law, In case of the absence or disability of a Secretary, or his or her refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the President or Vice-President or by the Board of Directors.

(e) Exhibit at all reasonable times, the seal of the Corporation and see that it is engraved, lithographed, printed, stamped, impressed upon and affixed to all certificates for shares prior to their issuance and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws. The failure, however, to so affix the seal does not affect the validity of any instrument.

(f) See that books, reports, statements, certificates and all other documents or records required by law are properly kept on file.

(g) Exhibit at all reasonable times, to any directors, or Shareholder, upon application, the Bylaws, the share register, and minutes of proceedings of the Shareholders and directors of the Corporation.

(h) In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

(i) In the case of absence or disability of the Secretary or his or her refusal or neglect to act, the Assistant Secretary, or if there be none, the Chief Financial Officer acting as Assistant Secretary, may perform all of the functions of a Secretary. In the absence, inability, refusal or neglect to act of the Secretary, and the Assistant Secretary and the Chief Financial Officer, any person authorized by the President, the Vice-President or the Board of Directors may perform the functions of a Secretary.

Section 8. Chief Financial Officer. The Chief Financial Officer shall:

(a) Have charge and custody of, and be responsible for all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation, in such banks, trust companies or depositories as shall be selected by the Board of Directors.

(b) Receive, and give receipt for, monies due and payable to the Corporation from any source whatsoever.

(c) Disburse or cause to be disbursed, the funds of the Corporation, as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

(d) Keep and maintain adequate and correct accounts of the Corporation’s properties and business transactions, including account of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shall be shown in a separate account.

(e) Exhibit at all reasonable times the books of account and records to any directors. upon application, during business hours, at the office of the Corporation, where such books and records are kept.

(f) Render to the President and directors, whenever they request it, an account of all these transactions as Chief Financial officer, and of the financial condition of the Corporation.

(g) Certify the financial statements to be included in the annual report to Shareholders and prepare or cause to be prepared, statements of the affairs of the corporation when requested by Shareholders holding at least ten percent (10%) of the number of outstanding shares of the Corporation.

(h) Give to the Corporation a bond, if required by the Board of Directors, or by the President, in a sum, and with one or more sureties or surety companies satisfactory to the Board for the faithful performance of the duties of the office for the restoration of the corporation in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

(i) In general, perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board of Directors.

(j) In case of the absence or the disability of the Chief Financial Officer, or his or her refusal or neglect to act, the Assistant Secretary or the Secretary acting as Assistant Secretary may perform all the functions of the Chief Financial Officer. In the absence, inability, refusal or neglect, to act of the Chief Financial Officer, the Assistant Secretary and the Secretary, any person authorized by the President, Vice-President or the Board of Directors may perform the functions of the Chief Financial Officer.

Section 9. Other Officers.

The other officers (if any) of this Corporation shall perform such duties as may be assigned to them by the Board of Directors.

ARTICLE V

SHARES AND SHARE CERTIFICATES

Section 1. Certificates for Shares. Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its serial number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any, a statement of liens or restrictions upon transfer of voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

All certificates shall be signed in the name of the Corporation by the Chair of the Board or Vice-Chair of the Board or the President or Vice-President and by the Chief Financial Officer or an Assistant Chief Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder.

Section 2. Transfer of Shares of Capital Stock. Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assiment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Lost or Destroyed Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars. which shall be an incorporated bank or trust company, either domestic or foreign. who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. Closing Stock Transfer Books - Record Date. In order that the Corporation may determine the Shareholder entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.

If no record date is fixed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting. when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

The record date for determining Shareholders for any other purpose shall he at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

ARTICLE VI

AMENDMENTS

Section 1. Adoption of Amendments. New Bylaws may be adopted or these Bylaws may be amended and repealed:

i)           At any annual meeting, or other meeting of the shareholders called for that purpose. by the vote of shareholders holding more than fifty percent (50%) of the issued and outstanding shares of the Corporation; or

ii)          Without a meeting, by written consent of shareholders holding more than fifty percent (50%) of the issued and outstanding shares of the Corporation; or

iii)         By a majority of the directors of the Corporation: provided however, that a greater vote of shareholders or directors shall be necessary if required by law or by the Articles of Incorporation; and provided further, that this section shall be amended and repealed only by the vote or written consent of shareholders holding not less than a majority of the issued and outstanding voting shares of the corporation.

Section 2. Records of Amendments.

Whenever an amendment or new Bylaw is adopted, it shall be copied in the Book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

ARTICLE VII

CORPORATE SEAL

Section 1. Form of Seal. The Corporation may adopt and use a corporate seal but shall not be required to do so. If adopted and used, the corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word “California.”

ARTICLE VIII

MISCELLANEOUS

Section 1. Checks, Drafts, etc. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time shall he determined by resolution of the Board of Directors.

Section 2. Contract. etc., How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or executed any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances and unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3. Representation of Shares of Other Corporations. The Chairman of the Board, the President or any Vice President and the Secretary or Assistant Secretary of this Corporation are authorized to vote, represent. and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 4. Inspection of Bylaws. The Corporation shall keep in its principal office for the transaction of business the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 5. Annual Report. The annual report to shareholders specified in Section 1501 of the California Corporations Code is dispensed with except as the Board of Directors may otherwise determine, so long as there are less than 100 holders of record of the Corporation’s shares. Any such annual report sent to shareholders shall be sent at least 15 days prior to the next annual meeting of shareholders.

Section 6. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules and construction, and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

Section 7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Article. The fact that this Corporation owns or might own all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied: (1) if authorized in the Articles of Incorporation, any policy issued is limited to the extent provided by California Corporations Code Section 204(d); or (2)(A) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization, (B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the Corporation that purchased that policy, and (C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

Section 8. Accounting Year. The accounting year of the Corporation shall be determined by the Board of Directors.

ARTICLE IX

INDEMNIFICATION

Section 1. Definitions. For the purpose of this Article, “agent” includes any person who is or was a director, officer, employee, or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of the predecessor corporation; “proceeding” includes any threatened, pending, or completed action or proceeding, whether civil; criminal, administrative or investigative; and “expenses” includes attorneys’ fees and any expenses of establishing a right to indemnification under this Article.

Section 2. Indemnification in Actions by Third Parties. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was an agent of the Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in-connection with the proceeding if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 3. Indemnification in Actions by or in the Right of the Corporation. The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the Corporation and its shareholders, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section for any of the following:

(a) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the Corporation in the performance of that person’s duty to the Corporation and its Shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

(b) Of amounts paid in settling or otherwise disposing of a. threatened or pending action without court approval; or

(c) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

Section 4. Indemnification Against Expenses. To the extent that an agent of the corporation has been successful on the merits of defense of any proceeding referred to in this Article or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5. Required Determinations.       Except as provided in Section 4, any indemnification under this Article shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 by:

(a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(b) Approval of the Shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(c) The court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

Section 6. Indemnification of Directors. Notwithstanding the provisions of the above Sections of this Articles, the corporation shall indemnify, defend and hold harmless all persons acting in the capacity of director of the corporation from and against all claims, liabilities and costs incurred by such persons for acts, omissions or transactions while acting in the capacity of director of the corporation; including acts, omissions or transactions involving a breach of duty to the corporation or its shareholders, subject to the limitations required by paragraphs (10) and(11) Section 204(a) of the California General Corporation Law, or successor provisions thereto.

Section 7. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified, as authorized in this Article.

Section 8. Other Indemnification. No provision by the Corporation to indemnify its or its subsidiary’s directors or officers for the defense of any proceeding whether contained in the Articles of incorporation, Bylaws, a resolution of Shareholders or directors, an agreement, or otherwise, shall be valid unless consistent with this Article. The indemnification authorized by this Article shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the Corporation and its Shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in the Articles of Incorporation. The indemnification provided by this Article for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the Corporation but not involving breach of duty to the Corporation and its Shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of Shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the Articles of Incorporation. Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

Section 9. Forms of Indemnification Not Permitted. No indemnification or advance shall be made under this Article, except as provided in Section 4 or 5(c) in any circumstances where it appears:

(a) That it would be inconsistent with a provision of the Articles of Incorporation, Bylaws, a resolution of the Shareholders or an agreement, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 10. Nonapplicability to Fiduciaries of Employee Benefit Plans. This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in such person’s capacity as such, even though such person may also be an agent of the Corporation as defined in this Article. The Corporation shall have the power to indemnify such trustee, investment manager or other fiduciary to the extent permitted by California Corporations Code Section 207(f).

AMENDMENT TO BYLAWS

OF

ROLLING OAKS IMAGING CORPORATION,

a California corporation

THIS AMENDMENT TO BYLAWS was duly adopted by the shareholders (the “Shareholders”) and Board of Directors (the “Board”) of Rolling Oaks Imaging Corporation, a California corporation (the “Corporation”), pursuant to actions by written consents, each dated as of March 31, 2010.

In accordance with the requirements of Article IV of the Bylaws of the Corporation, the Shareholders and the Board have adopted the following amendment to the Bylaws of the Corporation:

Article III, Section 3 of the Bylaws of the Corporation is amended and restated in its entirety to read as follows:

“Section 3. Number of Directors. The authorized number of Directors of the corporation shall be one (1) until changed by an amendment to the Articles of Incorporation or by a Bylaw duly adopted by the shareholders amending this Article III, Section 3; provided however, that if the authorized number of directors is duly increased to six (6) or more, an amendment reducing the authorized number less than six (6) cannot be adopted if the shares voted against its adoption at a meeting or shares not consenting in the case of action by written consent, are equal to more than sixteen and two/thirds percent (16 2/3%) of the outstanding shares entitled to vote.”

CERTIFICATE OF SECRETARY

OF

ROLLING OAKS IMAGING CORPORATION,

a California corporation

I, the undersigned, do hereby certify that:

1.           I am the duly elected and acting Secretary of Rolling Oaks Imaging Corporation, a California corporation (the “Corporation”); and

2.          The foregoing Amendment to the Bylaws constitutes a valid amendment to the Bylaws of said Corporation as duly adopted by the Shareholders and Board of Directors, pursuant to actions by written consent, each dated as of March 31, 2010.

IN WITNESS WHEREOF, I have executed this Certificate on this 5th day of April, 2010.

/s/ Jeffrey L. Linden
Jeffrey L. Linden, Secretary